UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2006
TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing	1
Item 9.01	Financial Statements and Exhibits	1
Exhibit 99.1

i

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On March 20, 2006, Tekelec (the “Company”) received a notification letter (the “Staff Determination Letter”) from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires that, as a condition to the continued listing of the Company’s Common Stock on the Nasdaq National Market, the Company make, on a timely basis, all filings with the Securities and Exchange Commission (the “Commission”) that are required by the Securities Exchange Act of 1934, as amended. The Staff Determination Letter states that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) as a result of the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) by the prescribed due date of March 16, 2006, and because the Company did not indicate, on the Form 12b-25 Notification of Late Filing filed by the Company with the Commission on March 17, 2006 (the “Form 12b-25”), that the Company would be filing the 2005 Form 10-K on or before the 15th day following the prescribed due date.
     The Staff Determination Letter also states that, as a result of the Company’s non-compliance with Nasdaq Marketplace Rule 4310(c)(14), the Company’s Common Stock will be delisted from the Nasdaq National Market at the opening of business on March 29, 2006, unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel (a “Nasdaq Listing Panel”) to review the Nasdaq Staff’s determination. Any such request for a hearing must be made on or before March 27, 2006 and will stay the delisting of the Company’s Common Stock until the Nasdaq Listing Panel reaches a decision regarding the Nasdaq Staff’s determination. The Company intends to request such a hearing and that Nasdaq continue the listing of the Company’s Common Stock on the Nasdaq National Market and grant to the Company an extension during which to comply with the Rule 4310(c)(14) listing requirement. There can be no assurance, however, that the Nasdaq Listing Panel will grant any such request by the Company for such continued listing and extension.
     As previously reported in the Form 12b-25 and in the Company’s Current Report on Form 8-K filed with the Commission on March 17, 2006, the Company could not timely file the 2005 Form 10-K due to its ongoing review and analysis of certain accounting matters, which are described in the foregoing filings and in the Company’s Current Report on Form 8-K filed with the Commission on February 21, 2006.
     On March 23, 2006, the Company issued a press release regarding the Company’s receipt of the Staff Determination Letter. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

The following exhibit is furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated March 23, 2006 of the Company

1

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: March 23, 2006	By:	/s/ Frank Plastina
Frank Plastina
President and Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 23, 2006 of the Company